UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 13, 2015

Furmanite Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-05083	74-1191271
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10370 Richmond Avenue, Suite 600 Houston, Texas		77042
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	713-634-7777

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 13, 2015, Furmanite Corporation’s wholly owned subsidiary, Furmanite Worldwide, Inc. (the “Company”), and certain foreign subsidiaries of the Company entered into a second amendment (the “Amendment”) to its Credit Agreement dated as of March 5, 2012 with a syndicate of banks (collectively, the “Lenders”) previously led by JP Morgan Chase, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer (the “Credit Agreement”). Under the Amendment, Wells Fargo Bank, N.A. is the successor Administrative Agent, replacing JP Morgan Chase Bank, N.A. The Amendment also makes certain changes to the Guarantee and Collateral Agreement dated March 5, 2012.

The changes to the Credit Agreement, as set forth in the Amendment, are summarized as follows:

•	the revolving credit facility capacity has been increased to $150.0 million from $100.0 million and the maturity date has been extended to March 13, 2020 from February 28, 2017;

•
the ranges for the commitment fee and the margin that is added to the applicable variable interest rate have been reduced, as set forth in the Amendment, and both continue to be based on the Leverage Ratio at the end of each quarter;

•
the definition of Fixed Charges and the calculation of the Fixed Charge Coverage Ratio have been modified with regard to the treatment of Restricted Payments and cash paid for taxes, as described further in the Amendment;

•	the limitation on Restricted Payments has generally been eliminated, provided that the Leverage Ratio is less than 2.00 to 1.00;

•	the maximum Leverage Ratio permitted under financial covenants has been increased to 3.00 to 1.00 from 2.75 to 1.00; and

•	certain covenant restrictions have been eased, including those relative to levels of investments and expenditures for acquisitions, as described further in the Amendment.

Additionally, in conjunction with the Amendment, the composition of the Lenders and their respective commitment amounts have changed, as set forth in the Amendment.

The descriptions of the Amendment set forth above do not purport to be complete and are qualified in their entirety by reference to the Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On March 19, 2015, Furmanite Corporation issued a press release announcing the amendments to the Credit Agreement. A copy of the press release is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Second Amendment to Credit Agreement and First Amendment to Guarantee and Collateral Agreement, dated as of March 13, 2015.

99.1	Press release dated as of March 19, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Furmanite Corporation

Date: March 19, 2015	By:	/s/ ROBERT S. MUFF
Robert S. Muff
Chief Financial Officer and Chief Administrative Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Second Amendment to Credit Agreement and First Amendment to Guarantee and Collateral Agreement, dated as of March 13, 2015.
99.1	Press release, dated as of March 19, 2015.